EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports, dated March 4, 1996, on the financial statements of Zomax Optical Media, Inc. (the "Registrant") and Zomax Optical Media Limited Partnership included in the Registrant's Form S-1 Registration Statement No. 333-2430 and to all references to our Firm included in this Registration Statement.



                                                        /s/ ARTHUR ANDERSEN LLP
                                                        ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
June 17, 1996